Exhibit 99.2

NEWS RELEASE

SPX Announces Commencement of Consent Solicitation

CHARLOTTE, N.C., Oct. 29, 2014 - SPX Corporation (NYSE: SPW) today announced the commencement of a consent solicitation relating to its 6.875% Senior Notes due 2017 (the “Notes”) on the terms and subject to the conditions set forth in the Consent Solicitation Statement dated October 29, 2014. As of October 28, 2014 there was $600,000,000 in aggregate principal amount of the Notes outstanding.

The purpose of the consent solicitation is to amend certain provisions of the indenture governing the Notes to clarify the application of Article Five of the indenture to the spin-off (the “Spin-off”) of SPX’s Flow Technology reportable segment, along with its hydraulic technologies business (collectively, the “Flowco Assets”).  Pursuant to the Spin-off, SPX would transfer the Flowco Assets to a separate company (“Future Flow Company”), and then distribute all shares of Future Flow Company to the stockholders of SPX.   Future Flow Company would become a separate, publicly traded company and SPX would continue as a separate, publicly traded company, holding its current Thermal Equipment and Services reportable segment and its power transformer, Radiodetection, Genfare and communication businesses (“Future Infrastructure Company”).  The transfer of the Flowco Assets to Future Flow Company is referred to as the “Flowco Asset Transfer.”  Future Flow Company’s 2014 pro forma revenue is expected to be approximately $3 billion and its pro forma earnings before interest, tax expense, depreciation and amortization expenses (“EBITDA”) is expected to be approximately $365 million, and Future Infrastructure Company’s 2014 pro forma revenue is expected to be approximately $2 billion and its pro forma 2014 EBITDA is expected to be approximately $130 million.  Please refer to the table titled “Pro Forma Future Company Reconciliations” attached to this press release.

SPX is seeking to amend the indenture to clarify that the Flowco Asset Transfer would constitute the transfer of substantially all of SPX’s property and assets to Future Flow Company for purposes of Section 5.01 of the indenture.

If the proposed amendment is adopted, upon completion of the Flowco Asset Transfer and the Spin-off, the Notes will become the obligations of Future Flow Company, with guarantees provided by subsidiaries of Future Flow Company.  If the proposed amendment is not adopted, under the terms of the indenture, after consummation of the Flowco Asset Transfer and the Spin-off, we believe that the Notes would remain as obligations of Future Infrastructure Company, with guarantees provided by its subsidiaries, and without guarantees from Future Flow Company or its subsidiaries. The Flowco Asset Transfer and the Spin-off are not conditioned on the adoption of the proposed amendment and are expected to be completed within twelve months.

The consent solicitation is conditioned on the receipt of consents from holders of at least a majority in aggregate principal amount of the Notes outstanding (the “Requisite Consents”) as of 5:00 p.m., New York City time, on October 28, 2014 (the “Record Date”) and other conditions described in the Consent Solicitation Statement.  The consent solicitation will expire at 5:00 p.m., New York City time, on November 7, 2014, unless extended by SPX (the “Expiration Date”).

SPX expects to, promptly after the later of the Expiration Date and the satisfaction or waiver of all conditions to the consent solicitation, make a cash payment of $5.00 for each $1,000 principal amount of Notes for which a holder of record has validly delivered (and not revoked) a consent prior to the Expiration Date (the “Consent Fee”). SPX will not be obligated to pay the Consent Fee if it does not obtain the Requisite Consents prior to the Expiration Date or if the other conditions to the consent solicitation are not satisfied or waived.

Until the Flowco Asset Transfer and Spin-off are consummated, the Notes will continue to be the obligations of SPX, subject to any other transactions that may take place prior to such consummation.

SPX may amend, extend or terminate the consent solicitation at its option. For a complete statement of the terms and conditions of the consent solicitation (including rights to revoke consents), holders of the Notes should refer to the Consent Solicitation Statement, which is being sent to all holders of the Notes as of the Record Date.

Credit Suisse Securities (USA) LLC is acting as the Solicitation Agent in connection with the consent solicitation. Questions regarding the consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (212) 538-1862 (collect) or (800) 820-1653 (toll free). D.F. King & Co., Inc. is serving as Information Agent and Tabulation Agent in connection with the consent solicitation. Requests for assistance in delivering consents or for additional copies of the Consent Solicitation Statement should be directed to D.F. King & Co., Inc. at (212) 270-1200 (collect) or (800) 245-8812 (toll free).

This announcement is not intended to and does not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any security.  The consent solicitation is being made solely by the Consent Solicitation Statement and is subject to the terms and conditions stated therein.  SPX reserves the right to modify the Consent Solicitation Statement or to terminate the consent solicitation.  No dealer, salesperson or other person is authorized to give any information or to make any representation not contained in the Consent Solicitation Statement and, if given or made, such information or representation may not be relied upon as having been authorized by SPX, the Solicitation Agent or the Information Agent and Tabulation Agent.  None of SPX, the Solicitation Agent or the Information and Tabulation Agent make any recommendation in connection with the consent solicitation.

About SPX

Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global, multi-industry manufacturing leader with approximately $5 billion in annual revenue, operations in more than 35 countries and over 14,000 employees. The company’s highly-specialized, engineered products and technologies are concentrated in flow technology and energy infrastructure. Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand for electricity and processed foods and beverages, particularly in emerging markets. The company’s products include food processing systems for the food and beverage industry, critical flow components for oil and gas processing, power transformers for utility companies, and cooling systems for power plants. For more information, please visit www.spx.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange

Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contacts:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com

October 29, 2014 1 Bank EBITDA Reconciliation ($ millions) LTM as of 9/27/2014 2014E Net Income $524 $523 Income tax provision (benefit) 226 234 Net interest expense 114 102 Income before interest and taxes $864 $859 Depreciation, intangible amortization expense and write off of goodwill and intangibles 112 110 EBITDA $976 $970 Adjustments: Non-cash compensation expense 54 55 Impairments and other organizational costs 5 0 Pension adjustments 8 18 Extraordinary non-cash charges 2 1 Extraordinary non-recurring cash charges (gains) 24 23 Joint venture EBITDA adjustments 4 1 Net (gains) and losses on disposition of assets outside the ordinary course of business (501) (503) Pro Forma effect of acquisitions and divestitures (10) 4 Other 0 1 Bank EBITDA $561 $570 Note: EBITDA as defined in the credit facility

October 29, 2014 2 Pro Forma Future Company Reconciliations NOTE: Pro Forma 2014 estimates for revenue and EBITDA are based on SPX’s 2014 mid-point EPS guidance model as categorized in the proposed future structure and inclusive of estimated stand alone costs Future Flow Company Future Infrastructure Company Revenue Revenue Current Flow Segment $2,640 Current Thermal Segment $1,351 Hydraulic Technologies $170 Other Industrial businesses (2) $634 Total 2014E Pro Forma Revenue $2,810 Total 2014E Pro Forma Revenue $1,985 EBITDA EBITDA Segment Income and % margin $392 14.0% Segment Income and % margin $158 8.0% Depreciation & Amortization $71 Depreciation & Amortization $40 Net Standalone Corporate/Other Costs (1) ($98) Net Standalone Corporate/Other Costs (1) ($68) Total 2014E Pro Forma EBITDA $365 Total 2014E Pro Forma EBITDA $130 Total 2014E Pro Forma Bank EBITDA (3) $410 Total 2014E Pro Forma Bank EBITDA (3) $160

(1) Estimated net standalone costs include Corporate Expense, Stock Based Compensation, Pension Expense, Special Charges, Equity Earnings, Other Income and Expense and Minority Interest (2) Other Industrial Businesses include: power transformers, Radiodetection, Genfare, TCI and Flash Technologies (3) Bank EBITDA as defined by SPX’s current credit facilities